Exhibit 10.1
AMENDMENT NO. 3 TO RIGHTS AGREEMENT
BETWEEN ARADIGM CORPORATION AND
COMPUTERSHARE TRUST COMPANY, N.A.
     This Amendment No. 3 to Rights Agreement (this “Amendment”) is made as of January 24, 2007, by and between Aradigm Corporation, a California corporation (the “Company”), and ComputerShare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.), a national banking association, as rights agent (the “Rights Agent”).
     Whereas, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of August 31, 1998, as amended on October 22, 2001 and December 6, 2001 (as so amended, the “Rights Agreement”).
     Now, Therefore, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:
     1. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.
     2. Clause (B) of the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is amended to delete the word “or” before clause (y) thereof and to add to the end of clause (B) the following:
“or (z) as the result of the acquisition of Common Shares directly from the Company or through one or more underwriters or dealers participating in an underwritten public offering by the Company, provided however that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases directly from the Company or through one or more underwriters or dealers participating in an underwritten public offering by the Company and shall, after that date, become a Beneficial Owner of any additional Common Shares without the prior written consent of the Company and shall then Beneficially Own more than 15% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person.””
     3. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.
     4. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     5. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

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     6. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     7. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
     8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     9. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

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     In Witness Whereof, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Aradigm Corporation

By:	/s/ Thomas C. Chesterman

Name:	Thomas C. Chesterman

Title:	Senior Vice President and CFO

ComputerShare Trust Company, N.A.

By:	/s/ Katherine Anderson

Name:	Katherine Anderson

Title:	Managing Director
Signature Page to Rights Agreement Amendment